UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois        60185

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (630)562-5550

Section 5 – Corporate Governance and Management

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2004, our board of directors appointed James A. Skelton as a Class I Director.  Mr. Skelton will serve until the 2005 annual meeting of stockholders.  Mr. Skelton was not appointed to any committees of our Board of Directors.

In 2004, we retained Mr. Skelton as a consultant to provide advice on raising capital, potential strategic transactions, and other strategic advice.  We paid an aggregate of $20,000 for such services.  In addition, we entered into a consulting agreement with JAS Financial Services, LLC, an entity in which Mr. Skelton is the sole member, for similar consulting services to be provided from October 1, 2004 through December 31, 2004.  Pursuant to this agreement, JAS Financial Services is to be paid $12,500 per month plus direct expenses.  To date, JAS Financial Services has been  paid $19,773.  Mr. Skelton also received an aggregate of $72,000 in 2004 from Credit Support International, Inc. for assisting Credit Support International in a particular transaction relating to its consulting services for M-Wave.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                                                                                       M-WAVE, INC.

(Registrant)

                                                                                                By         /s/ Jim M. Mayer

                                                                                                            Jim M. Mayer

                                                                                                            Chief Executive Officer

Dated: November 11, 2004